UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021 (May 12, 2021)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Emerald Holding, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, stockholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement dated March 30, 2021, (the "Proxy Statement"): (1) the election of two Class I directors for terms expiring at the 2024 annual meeting of stockholders and two Preferred Stock directors for terms expiring at the 2022 annual meeting of stockholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the current fiscal year; and (3) the approval of the amendment and restatement of the 2017 Omnibus Equity Plan.

Proposal One:	Election of Class I Directors
Nominees	For	Withheld	Broker Non-Votes
Anthony Munk	129,446,030	7,788,224	2,387,698
Hervé Sedky	137,137,646	96,608	2,387,698
Election of Preferred Stock Directors
Nominees	For	Withheld	Broker Non-Votes
Lynda Clarizio	70,072,010	890	105,188
David Levin	70,072,550	350	105,188

Proposal Two:	Ratification of Selection of Independent Registered Public Accounting Firm
For	139,607,550
Against	3,390
Abstain	11,012
Broker Non-Votes	—

Proposal Three:	Approval of the Amendment and Restatement of the 2017 Omnibus Equity Plan
For	130,875,988
Against	6,207,647
Abstain	150,619
Broker Non-Votes	2,387,698

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary